Exhibit 99.1

PRESS RELEASE February 9, 2023

5E ADVANCED MATERIALS REPORTS SECOND QUARTER 2023 RESULTS

HIGHLIGHTS

•
Pre-commissioning activities commenced prior to quarter-end with plan to commence operations in late Q1 or early Q2 of calendar year 2023
•
Continued track record of zero lost time incidents with over 83,000 man hours recorded in the quarter
•
Commenced workstream exploring options to accelerate the large-scale boron and lithium complex
•
Signed letter of intent with Estes Energetics to collaborate in producing boron-based materials for solid rocket motors
•
Recruitment efforts for CEO well underway

5E Advanced Materials, Inc. (Nasdaq: FEAM) (ASX: 5EA) (“5E” or the “Company”), a boron and lithium company with U.S. government Critical Infrastructure designation for its 5E Boron Americas (Fort Cady) Complex, today announced its financial results for the quarter ended December 31, 2022.

BUSINESS UPDATE

Small-Scale Facility

During the quarter ended December 31, 2022, the Company substantially advanced construction of the Small-Scale Facility and commenced pre-commissioning activities prior to quarter end. The Company continues to focus on and targets commencing operations for initial production of boric acid in late first quarter or early second quarter of calendar year 2023. The timing of initial production of boric acid is contingent upon the successful completion of commissioning activities and the final clearance to commence mining from the Environmental Protection Agency under the Company’s Underground Injection Control permit, which is expected to be issued in the ordinary course of business. The production of boric acid will make 5E the third producer of boron in the United States. The Company continues to target initial production of lithium carbonate in the second quarter of 2023.

Larger Scale Facility

As announced on December 20, 2022, the Company is considering opportunities to accelerate the timeline for initial commercial production based on the learnings from the Small-Scale Facility. The opportunities to accelerate the timeline for initial commercial production are underpinned on the belief that the sooner the Company can enter commercial production, the sooner the Company can achieve positive earnings and cash flow. There have been significant increases in prices for boron and lithium over recent quarters, largely driven by supply constraints which appear unlikely to dissipate in the near term. The Company’s independent market research indicates medium-to-long term strength in boric acid demand and pricing, which further reinforces the need to explore all options to accelerate commercial production. The initial focus to accelerate includes developing model estimates for capital cost, operating expenses and revenue based on modular design options. The Company anticipates using the data and flow sheet optimization derived from the initial production from the Small-Scale Facility to optimize the larger scale production strategy. 5E aims to quickly transition into engineering and long lead time item acquisitions required to support the plans to achieve commercial production as soon as possible.

S

Revenue Opportunities from Small-Scale Facility

The Company is assessing partner-led initiatives to produce downstream derivatives (including, but not limited to, boron specialties and advanced materials) from the Small-Scale Facility. While this is a secondary focus, the Company has made progress with respect to certain initiatives with the opportunity to deliver revenue prior to the planned larger scale facility becoming operational.

Commercial Initiatives

During the quarter, the Company entered into a non-binding letter-of-intent with Estes Energetics, a current supplier to the U.S. Department of Defense, to collaborate on producing boron advanced materials for solid rocket motors to support U.S. space and military industries. The letter-of-intent aligns with on-going U.S. government initiatives and programs to on-shore production of critical materials. In addition to the above, the Company continues to have discussions with prospective and already engaged customers with respect to broader collaboration on boric acid and lithium carbonate sales including customer funded development options.

Government Initiatives

The Company continues to pursue various government funding opportunities and incentives and is targeting funding opportunities in areas of interest for the U.S. government, including defense, clean energy, agriculture, and food security. The focus to date has been the Department of Defense, via the Defense Production Act Title III and the Defense Logistics Agency, as well as the Department of Energy through the Office of Fossil Energy and Carbon Management and the Loans Program Office. While discussions are ongoing with multiple governmental entities, the Company expects to be able to have more meaningful discussions with the Loans Program Office upon the completion of an updated technical report. In October 2022, the Company received a partial exemption for use tax within the State of California for plant and equipment procured to process boric acid and lithium carbonate. The partial exemption is being retroactively applied to the Small-Scale Facility and we expect to also apply the exemption to the larger facility.

Capital Market’s Activities

During the quarter, capital market activities were primarily focused on the United States but included a two-week Australia non-deal roadshow where senior management presented extensively in four Australian states and territories. Multiple non-deal roadshows are scheduled for the upcoming quarter and the Company continues to work with investment banks to increase awareness to investors in the United States. The Company commenced a process to consider non-dilutive debt financing options for our larger scale facility.

Corporate Update

The process to recruit a new CEO for the organization is well underway. More broadly, the Company continues to execute on its aspiration of becoming a meaningful producer of boric acid, lithium carbonate, and boron advanced materials. Operationally there is a clear strategy to deliver real shareholder value with a focus on four workstreams that are each being driven by experienced executives:

1.
Boron and Lithium Complex: focused on initial production from the Small-Scale Facility, transitioning the Small-Scale Facility to produce advanced materials, and developing options to accelerate larger commercial production – Chris Knight
2.
Commercial Products and Partners: focused on customer-led initiatives for advanced materials production and customer partnerships to advance the construction and operations for larger-scale commercialization – Dr. Dino Gnanamgari
3.
Debt Capital Markets, Project Finance, and Government Affairs: focused on non-dilutive capital to finance construction and operations for larger-scale commercialization – Paul Weibel
4.
Equity Capital Markets and Investor Outreach: focused on continuing to educate institutional and retail investors, in association with investment banks, of 5E’s story and potential value – J.T. Starzecki

Second Quarter 2023 Financial Highlights:

As of quarter-end, the Company maintained a cash balance of $56.8 million and an available cash balance of $46.8 million. Construction in progress was $46.9 million, compared to $33.3 million in the prior fiscal quarter ended September 30, 2022 as the Company advanced construction and pre-commissioning activities for the Small-Scale Facility.

For the three months ended December 31, 2022, project expenses increased 14% as plugging and abandonment costs during the current quarter exceeded the reduction in costs related to the prior year’s quarter water monitoring well activity. General and administrative costs were essentially flat compared to the prior year's quarter.

During the quarter, the Company recognized an unrealized loss resulting from the change in fair value of the convertible note derivative liability. Interest expense increased due to the issuance of the convertible note and inclusion of debt issuance cost and discount amortization, while interest income increased as we are investing excess cash in U.S. Treasury Bills.

	Three Months Ended December 31, 2022		Variance
	2022	2021	$	%
	($ in thousands)
COSTS AND EXPENSES
Project expenses	$3,404	$2,990	$(414)	-14%
General and administrative	7,701	7,830	129	2%
Research and development	39	—	(39)	N/A
Depreciation and amortization expense	42	20	(22)	-110%
Total costs and expenses	11,186	10,840	(346)	-3%
LOSS FROM OPERATIONS	(11,186)	(10,840)	(346)	3%
NON-OPERATING INCOME (EXPENSE)
Other income	22	—	22	N/A
Interest income	465	1	464	*
Derivative gain (loss)	(2,166)	—	(2,166)	N/A
Interest expense	(1,985)	—	(1,985)	N/A
Net foreign exchange gain (loss)	(13)	(200)	187	-94%
Total non-operating income (expense)	(3,677)	(199)	(3,478)	NM
NET INCOME (LOSS)	$(14,863)	$(11,039)	$(3,824)	35%

* Represents a percentage change greater than +/- 300%

About 5E Advanced Materials, Inc.

5E Advanced Materials, Inc. (Nasdaq: FEAM) (ASX: 5EA) is focused on becoming a vertically integrated global leader and supplier of boron specialty and advanced materials, complemented by lithium co-product production. The Company’s mission is to become a supplier of these critical materials to industries addressing global decarbonization, food and domestic security. Boron and lithium products will target applications in the fields of electric transportation, clean energy infrastructure, such as solar and wind power, fertilizers, and domestic security. The business strategy and objectives are to develop capabilities ranging from upstream extraction and product sales of boric acid, lithium carbonate and potentially other co-products, to downstream boron advanced material processing and development. The business is based on our large domestic boron and lithium resource, which is located in Southern California and designated as Critical Infrastructure by the Department of Homeland Security’s Cybersecurity and Infrastructure Security Agency.

Forward Looking Statements and Disclosures

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact included in this press release regarding our business strategy, plans, goal, and objectives are forward-looking statements. When used in this press release, the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “estimate,” “plan,” “guidance,” “outlook,” “intent,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on 5E’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the extraction of the critical materials we intend to produce and advanced materials production and development. These risks include, but are not limited to: our limited operating history in the borates and lithium industries and no revenue from our proposed extraction operations at our properties;

our need for substantial additional financing to execute our business plan and our ability to access capital and the financial markets; our status as an exploration stage company dependent on a single project with no known Regulation S-K 1300 mineral reserves and the inherent uncertainty in estimates of mineral resources; our lack of history in mineral production and the significant risks associated with achieving our business strategies, including our downstream processing ambitions; our incurrence of significant net operating losses to date and plans to incur continued losses for the foreseeable future; risks and uncertainties relating to the development of the Fort Cady project, including our ability to timely and successfully complete our Small-Scale Facility; and other risks. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. No representation or warranty (express or implied) is made as to, and no reliance should be place on, any information, including projections, estimates, targets, and opinions contained herein, and no liability whatsoever is accepted as to any errors, omissions, or misstatements contained herein. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as to the date of this press release.

For additional information regarding these various factors, you should carefully review the risk factors and other disclosures in the Company’s Form 10-K filed on September 28, 2022. Additional risks are also disclosed by 5E in its filings with the U.S. Securities and Exchange Commission, throughout the year, including its Form 10-K, Form 10-Qs and Form 8-Ks, as well as in its filings under the Australian Securities Exchange. Any forward-looking statements are given only as of the date hereof. Except as required by law, 5E expressly disclaims any obligation to update or revise any such forward-looking statements. Additionally, 5E undertakes no obligation to comment on third party analyses or statements regarding 5E’s actual or expected financial or operating results or its securities.

For further information contact:

J.T. Starzecki Chief Marketing Officer jstarzecki@5eadvancedmaterials.com Ph: +1 (612) 719-5076	Chris Sullivan Media chris@craftandcapital.com Ph: +1 (917) 902-0617